UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 18, 2018 (December 10, 2018)

Africa Growth Corporation
(Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-54414

Nevada	27-241387
(State of Incorporation)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500s	HM 12
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, including area code: +44 (0) 203 862 2922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Africa Growth Corporation (the “Registrant”) filed with the Securities and Exchange Commission on December 10, 2018 (the “Original Form 8-K”), which reported the appointment of Barry Biniaris to serve as a director of the Registrant. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to clarify and replace as a whole the information called for in Item 5.02(d) of Form 8-K that had not been finally determined at the time of filing of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on December 10, 2018, the Registrant, appointed Barry Biniaris as a member of the Registrant’s Board of Directors.

Barry Biniaris, age 53, is a capital markets professional with over 25 years experience in financial derivatives, investment banking and asset management in both established and emerging markets, including Africa, mostly with Canadian institutional investors. Since 2006, Barry has been the principal co-founder of Spartan Fund Management, a leading alternative investment asset management company in Toronto. Mr. Biniaris graduated in 1988 from McGill University with a B.A Economics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Africa Growth Corporation

By:	/s/ Brenton Kuss
Name:	Brenton Kuss
Title:	Chief Executive Officer

Date: December 20, 2018